Exhibit 99.1

Amplitude Announces Fourth Quarter and Fiscal Year 2022 Financial Results

•
Fourth quarter revenue of $65.3 million, up 32% year-over-year
•
Fiscal 2022 revenue of $238.1 million, up 42% year-over-year
•
Current Remaining Performance Obligations of $190.6 million, up 39% year-over-year

San Francisco, CA – February 15, 2023 – Amplitude, Inc. (Nasdaq: AMPL), a leading digital analytics platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.

"Amplitude helps companies unlock the power of their products, and we guide them every step of the way,” said Spenser Skates, CEO and co-founder of Amplitude. “We had a strong finish to the year, ending with 480 customers paying more than $100,000 in annual recurring revenue. By raising the bar for execution and investing in our product for the long term, we’ll be well positioned to drive durable growth in a category where the opportunity is just beginning to unfold.”

Fourth Quarter 2022 Financial Highlights:

(in millions, except per share and percentage amounts)

	Fourth Quarter 2022	Fourth Quarter 2021	Y/Y Change
Revenue	$65.3	$49.4	32%
Remaining Performance Obligations	$248.2	$170.1	46%
Current Remaining Performance Obligations	$190.6	$137.3	39%
GAAP Loss from Operations	$(25.8)	$(21.5)	$(4.3)
Non-GAAP Loss from Operations	$(4.7)	$(5.0)	$0.3
GAAP Net Loss Per Share	$(0.21)	$(0.20)	$(0.01)
Non-GAAP Net Loss Per Share	$(0.03)	$(0.05)	$0.02
Net Cash Used in Operating Activities	$(4.6)	$(11.1)	$6.5
Free Cash Flow	$(5.9)	$(12.2)	$6.3

Fiscal Year 2022 Financial Highlights:

(in millions, except per share and percentage amounts)

	FY 2022	FY 2021	Y/Y Change
Revenue	$238.1	$167.3	42%
Remaining Performance Obligations	$248.2	$170.1	46%
Current Remaining Performance Obligations	$190.6	$137.3	39%
GAAP Loss from Operations	$(96.6)	$(74.1)	$(22.5)
Non-GAAP Loss from Operations	$(26.2)	$(14.6)	$(11.6)
GAAP Net Loss Per Share	$(0.84)	$(1.46)	$0.62
Non-GAAP Net Loss Per Share	$(0.21)	$(0.30)	$0.09
Net Cash Used in Operating Activities	$(5.4)	$(31.7)	$26.3
Free Cash Flow	$(11.2)	$(34.9)	$23.7

Non-GAAP loss from operations and non-GAAP net loss per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as costs related to the direct listing of our Class A common stock (the “Direct Listing”). Direct Listing costs, which were $18.2 million in the full year 2021, did not recur in the full year of 2022. Stock-based compensation expense and related employer payroll taxes were $20.6 million in the fourth quarter of 2022 compared to $16.0 million in the fourth quarter of 2021, and $68.3 million for the full year 2022 compared to $39.7 million for the full year 2021. This increase was primarily driven by increases in employee headcount. Free cash flow is GAAP net cash used in operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Fourth Quarter and Recent Business Highlights:

•
Number of paying customers grew 25% year-over-year to 1,994.
•
Dollar-based net retention rate was 119% as of December 31, 2022, compared to 123% as of December 31, 2021.
•
Customers paying more than $100,000 in ARR grew 25% year over year to 480, compared to 385 as of December 31, 2021.
•
Amplitude hired Kristina Johnson as Chief Human Resources Officer.
•
Amplitude was named a Strong Performer and received the third-highest strategy score of all evaluated vendors in The Forrester Wave™: Digital Intelligence Platforms, Q4 2022.
•
Amplitude received 5 awards across G2’s 2023 Best Software Awards. Amplitude also ranked #1 in ten categories within the G2 Winter 2023 Report, including the #1 Product Analytics solution for the tenth quarter in a row.

Financial Outlook:

The first quarter and full year 2023 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the first quarter and full year 2023, the Company expects:

	First Quarter 2023	Full Year 2023
Revenue	$64 - $66 million	$283 - $291 million
Non-GAAP Operating Margin	(13%) - (14%)	(6%) - (8%)
Non-GAAP Net Loss Per Share	$(0.06) - $(0.08)	$(0.11) - $(0.16)
Weighted Average Shares Outstanding	114.9 million	117.5 million

An outlook for GAAP loss from operations, GAAP operating margin, GAAP net loss per share and a reconciliation of expected non-GAAP loss from operations to GAAP loss from operations, expected non-GAAP operating margin to GAAP operating margin, and expected non-GAAP net loss per share to GAAP net loss per share have not been provided as the quantification of certain items included in the calculation of GAAP loss from operations, GAAP operating margin, and GAAP net loss per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

CFO Transition:

Amplitude also announced today that after four incredible years, Chief Financial Officer Hoang Vuong will be leaving the company. Amplitude has appointed former Forescout executive Christopher (“Criss”) Harms as the company’s next Chief Financial Officer. Hoang will remain at Amplitude in the interim to ensure a smooth and seamless transition.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2022, as well as the financial outlook for its first quarter and full year 2023 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the first quarter and full year 2023, the Company’s growth strategy and business aspirations and its market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss, and Non-GAAP Net Loss per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as costs related to the Direct Listing. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin. The Company defines free cash flow as net cash used in operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provides its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Dollar-based net retention rate

The Company calculates dollar-based net retention rate as of a period end by starting with the Annual Recurring Revenue (“ARR”) from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. The Company then calculates the weighted-average of the trailing 12-month point-in-time dollar-based net retention rates, to arrive at the dollar-based net retention rate.

The Company defines ARR as the annual recurring revenue of subscription agreements, including certain premium professional services that are subject to contractual subscription terms, at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is not intended to be a replacement for or forecast of revenue.

About Amplitude

Amplitude is a leading digital analytics platform that helps companies unlock the power of their products. Almost 2,000 customers, including Atlassian, Jersey Mike’s, NBCUniversal, Shopify, and Under Armour, rely on Amplitude to gain self-service visibility into the entire customer journey. Amplitude guides companies every step of the way as they capture data they can trust, uncover clear insights about customer behavior, and take faster action. When teams understand how people are using their products, they can deliver better product experiences that drive growth. Amplitude is the best-in-class analytics solution for product, data, and marketing teams, ranked #1 in multiple categories in G2’s 2023 Winter Report. Learn how to optimize your digital products and business at amplitude.com.

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$218,494	$307,445
Marketable securities, current	11,971	—
Accounts receivable, net	22,716	20,444
Prepaid expenses and other current assets	20,335	19,116
Deferred commissions, current	10,918	8,112
Total current assets	284,434	355,117
Marketable securities, noncurrent	71,217	—
Property and equipment, net	9,408	4,832
Intangible assets, net	2,022	3,554
Goodwill	4,073	4,073
Deferred commissions, noncurrent	25,799	20,573
Restricted cash, noncurrent	855	850
Operating lease right-of-use assets	9,593	—
Other noncurrent assets	6,354	11,389
Total assets	$413,755	$400,388
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$490	$3,363
Accrued expenses	18,699	17,936
Deferred revenue	89,993	69,294
Total current liabilities	109,182	90,593
Operating lease liabilities, noncurrent	7,093	—
Noncurrent liabilities	2,511	3,247
Total liabilities	118,786	93,840
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	568,889	486,354
Accumulated other comprehensive loss	(754)	—
Accumulated deficit	(273,167)	(179,807)
Total stockholders’ equity	294,969	306,548
Total liabilities and stockholders’ equity	$413,755	$400,388

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Revenue	$65,258	$49,424	$238,067	$167,261
Cost of revenue (1)	19,243	15,392	70,442	51,764
Gross profit	46,015	34,032	167,625	115,497
Operating expenses:
Research and development (1)	22,192	14,229	80,589	48,251
Sales and marketing (1)	35,169	27,016	129,962	86,025
General and administrative (1)	14,452	14,272	53,636	55,370
Total operating expenses	71,813	55,517	264,187	189,646
Loss from operations	(25,798)	(21,485)	(96,562)	(74,149)
Other income, net	2,160	52	3,981	195
Loss before provision for (benefit from) income taxes	(23,638)	(21,433)	(92,581)	(73,954)
Provision for (benefit from) income taxes	407	469	796	1,029
Net loss	$(24,045)	$(21,902)	$(93,377)	$(74,983)
Net loss per share
Basic and diluted	$(0.21)	$(0.20)	$(0.84)	$(1.46)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	113,104	107,925	111,437	51,360

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Cost of revenue	$2,083	$1,042	$6,468	$1,951
Research and development	8,702	4,159	27,855	13,613
Sales and marketing	5,669	3,870	17,143	7,871
General and administrative	3,938	5,186	15,757	10,959
Total stock-based compensation expense	$20,392	$14,257	$67,223	$34,394

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(24,045)	$(21,902)	$(93,377)	$(74,983)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,436	883	4,662	3,093
Stock-based compensation expense	20,392	14,257	67,223	34,394
Other	104	1,139	42	1,802
Non-cash operating lease costs	973	—	3,731	—
Changes in operating assets and liabilities:
Accounts receivable	8,463	2,356	(2,427)	(3,033)
Prepaid expenses and other current assets	(221)	(291)	(1,014)	(12,222)
Deferred commissions	(444)	(2,574)	(8,032)	(9,245)
Other noncurrent assets	1,400	(965)	5,036	(4,491)
Accounts payable	(1,711)	146	(2,884)	(1,054)
Accrued expenses	(4,349)	(1,990)	4,574	5,556
Deferred revenue	(5,468)	(2,163)	20,698	28,470
Operating lease liabilities	(1,128)	—	(3,616)	—
Net cash used in operating activities	(4,598)	(11,104)	(5,384)	(31,713)
Cash flows from investing activities:
Purchase of marketable securities	(23,478)	—	(83,190)	—
Purchase of property and equipment	(620)	(572)	(3,632)	(1,529)
Capitalization of internal-use software costs	(654)	(568)	(2,177)	(1,693)
Cash paid for acquisitions, net of cash acquired	—	—	(394)	1,724
Net cash used in investing activities	(24,752)	(1,140)	(89,393)	(1,498)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net	—	—	—	199,802
Proceeds from the exercise of stock options	701	5,149	6,910	21,783
Cash received for tax withholding obligations on equity award settlements	3,966	38,562	17,992	145,481
Cash paid for tax withholding obligations on equity award settlements	(4,068)	(42,864)	(19,056)	(144,420)
Repurchase of unvested stock options	—	(2)	(15)	(3)
Net cash provided by financing activities	599	845	5,831	222,643
Net increase in cash, cash equivalents, and restricted cash	(28,751)	(11,399)	(88,946)	189,432
Cash, cash equivalents, and restricted cash at beginning of the period	248,100	319,694	308,295	118,863
Cash, cash equivalents, and restricted cash at end of the period	$219,349	$308,295	$219,349	$308,295

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$46,015	$34,032	$167,625	$115,497
Plus: stock-based compensation expense and related employer payroll taxes	2,084	1,043	6,468	1,952
Plus: amortization of acquired intangible assets	500	500	2,017	1,651
Non-GAAP gross profit	$48,599	$35,575	$176,110	$119,100
GAAP gross margin	70.5%	68.9%	70.4%	69.1%
Non-GAAP adjustments	4.0%	3.1%	3.6%	2.2%
Non-GAAP gross margin	74.5%	72.0%	74.0%	71.2%
Reconciliation of operating expenses
GAAP research and development	$22,192	$14,229	$80,589	$48,251
Less: stock-based compensation expense and related employer payroll taxes	(8,815)	(4,446)	(28,476)	(16,469)
Less: amortization of acquired intangible assets	—	—	—	—
Non-GAAP research and development	$13,377	$9,783	$52,113	$31,782
GAAP research and development as percentage of revenue	34.0%	28.8%	33.9%	28.8%
Non-GAAP research and development as percentage of revenue	20.5%	19.8%	21.9%	19.0%
GAAP sales and marketing	$35,169	$27,016	$129,962	$86,025
Less: stock-based compensation expense and related employer payroll taxes	(5,760)	(5,149)	(17,386)	(9,693)
Less: direct listing expenses	—	—	—	(13)
Non-GAAP sales and marketing	$29,409	$21,867	$112,576	$76,319
GAAP sales and marketing as percentage of revenue	53.9%	54.7%	54.6%	51.4%
Non-GAAP sales and marketing as percentage of revenue	45.1%	44.2%	47.3%	45.6%
GAAP general and administrative	$14,452	$14,272	$53,636	$55,370
Less: stock-based compensation expense and related employer payroll taxes	(3,979)	(5,384)	(15,967)	(11,553)
Less: direct listing expenses	—	—	—	(18,178)
Non-GAAP general and administrative	$10,473	$8,888	$37,669	$25,639
GAAP general and administrative as percentage of revenue	22.1%	28.9%	22.5%	33.1%
Non-GAAP general and administrative as percentage of revenue	16.0%	18.0%	15.8%	15.3%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(25,798)	$(21,485)	$(96,562)	$(74,149)
Plus: stock-based compensation expense and related employer payroll taxes	20,638	16,022	68,297	39,667
Plus: amortization of acquired intangible assets	500	500	2,017	1,651
Plus: direct listing expenses	—	—	—	18,191
Non-GAAP loss from operations	$(4,660)	$(4,963)	$(26,248)	$(14,640)
GAAP operating margin	(39.5%)	(43.5%)	(40.6%)	(44.3%)
Non-GAAP adjustments	32.4%	33.4%	29.5%	35.6%
Non-GAAP operating margin	(7.1%)	(10.0%)	(11.0%)	(8.8%)
Reconciliation of net loss
GAAP net loss	$(24,045)	$(21,902)	$(93,377)	$(74,983)
Plus: stock-based compensation expense and related employer payroll taxes	20,638	16,022	68,297	39,667
Plus: amortization of acquired intangible assets	500	500	2,017	1,651
Plus: direct listing expenses	—	—	—	18,191
Non-GAAP net loss	$(2,907)	$(5,380)	$(23,063)	$(15,474)
Reconciliation of net loss per share
GAAP net loss per share, basic and diluted	$(0.21)	$(0.20)	$(0.84)	$(1.46)
Non-GAAP adjustments to net loss	0.19	0.15	0.63	1.16
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.05)	$(0.21)	$(0.30)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	113,104	107,925	111,437	51,360

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands, except for percentages)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash used in operating activities	$(4,598)	$(11,104)	$(5,384)	$(31,713)
Less:
Purchases of property and equipment	(620)	(572)	(3,632)	(1,529)
Capitalization of internal-use software costs	(654)	(568)	(2,177)	(1,693)
Free cash flow	$(5,872)	$(12,244)	$(11,193)	$(34,935)
Net cash used in operating activities margin	(7.0%)	(22.5%)	(2.3%)	(19.0%)
Non-GAAP adjustments	(2.0%)	(2.3%)	(2.4%)	(1.9%)
Free cash flow margin	(9.0%)	(24.8%)	(4.7%)	(20.9%)

Note: Certain figures may not sum due to rounding

Contacts

Investor Relations

Yaoxian Chew

ir@amplitude.com

Communications

Darah Easton

press@amplitude.com